EXHIBIT 10.a

                         CONSENT OF EDWIN L. KERR, ESQ.

To Whom It May Concern:

          I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. to the Registration Statement on Form N-4 (File No. 2-78020) filed by Phoenix Home Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.


                                    Very truly yours,



Dated:  May 1, 2000              /s/ Edwin L. Kerr
                                    Edwin L. Kerr, Counsel
                                    Phoenix Home Life Mutual Insurance Company